DIRECTOR SERVICE AGREEMENT

THIS DIRECTOR SERVICE AGREEMENT (this “Agreement”) is made, entered into, and effective as of December 6, 2011 (the “Effective Date”)

BY AND BETWEEN:

Portlogic Systems Inc., a company duly incorporated under the laws of the State of Nevada (the "Company")

AND:

Bruce Maschmeyer of 4060 Farrier Court, Mississauga, Ontario, Canada, L5L 2Y4 (the "Director")

NOW THEREFORE IN CONSIDERATION of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which is acknowledged by each party), the parties agree as follows:

ARTICLE 1: SERVICES, FEES, AND PAYMENT

1.1. The Company engages the Director as an independent contractor to provide services described in Schedule ‘A’ attached hereto (the “Services”), and the Director agrees to perform such Services.

1.2. The Company will pay to the Director the compensation indicated in Schedule ‘A’ (the “Compensation”), in full payment and reimbursement for providing the Services and for necessary expenses incurred in connection therewith, in the manner and at the times set out in Schedule ‘A’ attached hereto, and the Director will accept such compensation as full payment and reimbursement as aforesaid.

1.3. In addition to the Compensation, the Company shall reimburse the Director payment of the following expenses within 30 days of receiving satisfactory written documentation (sufficient to be audited and included in the Company’s tax return) setting out the expense incurred by the Director:

• Transportation and lodging costs incurred for the Director to attend any meeting of the Company’s board of directors, provided the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, or the board of directors of the Company has previously approved the nature, scope, and extent of such costs in writing after receiving a cost estimate from the Director;

• Any other expense approved in writing by the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, or the board of directors of the Company.

1.4. The Director shall not be entitled to recover from the Company reimbursement for any expenses that were not approved in advance by the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, or the board of directors of the Company.

ARTICLE 2: TERM AND TERMINATION

2.1. The term of this Agreement shall commence on the Effective Date set forth on the first page, and, unless earlier terminated pursuant to Article 2.2 of this Agreement, terminate upon the earliest of the following occurring (the “Term”):

• One year following the Effective Date; or

• The date that the Director is removed by action of one or more of the Company’s shareholders in accordance with the Company’s Bylaws; or

• The date that the Director resigns from the Company’s board of directors, provided that the Director previously provided to the Company 30 days advance written notice of such intention to resign.

Director Service Agreement

2.2. Notwithstanding any other provision of this Agreement, if and when any one of the following events occurs, then, and in addition to any other remedy or remedies available to the Company, this Agreement shall be immediately and automatically terminated (unless otherwise decided by the board of directors of the Company), and the Company shall not be under any further obligation to the Director:

(a) the Director commits any breach and/or repeated and/or continual breach of any of Director’s obligations under this Agreement;

(b) the Director has made any representation or warranty made in this Agreement that is untrue or incorrect;

(c) the Director breaches, is in breach of, or has breached any covenant in this Agreement;

(d) the Director fails to attend any two consecutive board of directors meetings of the Company consecutively and no other director of the Company has agreed to attend such meetings on Director’s behalf;

(e) the Director dies;

(f) the Director is or becomes prohibited by any law, regulation, rule, practice direction, or practice rule from taking up the post of director or senior officer or the Director loses the qualifications to act as director or senior officer;

(g) the Director is or becomes unable to perform his duties under this Agreement due to health reasons, disability, or being of unsound mind, unless the Company can accommodate the Director’s health impairment or disability without the Company incurring undue hardship;

(h) the Director is guilty of any serious misconduct or serious neglect in the discharge of the Director's duties hereunder;

(i) the Director’s actions or omissions bring the name or reputation of the Company, or any of Company’s affiliates, subsidiaries, or parent (each a “Group Member”) into serious disrepute or prejudices the business interests of the Company or any Group Member;

(j) the Director is sued for criminal liability or convicted of any criminal offence other than an offence which in the reasonable opinion of the board of directors of the Company does not affect the Director’s position as a director (bearing in mind the nature of the duties in which the Director is engaged and the capacities in which the Director is engaged); or

(k) the Director is sued, fined, penalized, or censured for alleged or actual violation of any securities law or regulation in the United States or elsewhere.

2.3. Notwithstanding any other provisions of this Agreement, the provisions of Articles 5, 6, 7, and 8 of this Agreement and all obligations of each party that have accrued before the effective date of termination of this Agreement that are of a continuing nature will survive termination or expiration of this Agreement.

Director Service Agreement

ARTICLE 3: INDEPENDENT CONTRACTOR

3.1. The Director shall be an independent contractor and not the servant, employee, or agent of the Company, it being recognized, however, that to the extent the provisions of this Agreement result in the creation of an agency relationship to allow the Director to perform certain of the Services on behalf of the Company, then the Director shall, in that context, be the agent of the Company, as the case may be.

3.2. The Director will promptly pay, and be solely responsible for paying, as the same become due and payable as a result or consequence of monies paid or payable by the Company to the Director pursuant to this Agreement, all amounts payable pursuant to applicable tax statutes, workers’ compensation or workplace safety and insurance statutes, pension plan statutes, and any other taxes, statutory deductions, contributions, and assessments on income required by the State of Nevada, the Province of Ontario, the Government of Canada, the Government of the United States, and any other government or regulatory authority, agency or body.

3.3. The Director agrees to indemnify and save harmless the Company against and for all and any claims, assessments, penalties, interest charges and legal fees and disbursements and taxes incurred as result of having to defend same made against the Company as a result of the Director’s failure to comply with Article 3.2 of this Agreement, or as a result of any decisions or investigations made by any government agency or body in connection with the relationship between the parties hereto.

3.4. The Director is not entitled to participate in any benefits or pension plan provided by the Company to any of its employees. Except as is required by law, the Director will not receive any of the following or similar payments from the Company: vacation pay; holiday pay; sick pay; overtime pay; benefits; or automobile allowance or company car.

3.5. Subject to compliance with the provisions of this Agreement, the Director may, at any time or times during the Term, carry on the business of providing services to the general public either alone or in association or partnership with another or others, so long as such provision of services does not: create a conflict of interest with the interests of the Company; hinder the Director from his commitment to providing the Services to the Company; or prevent the Director from providing the Services in a timely and competent manner.

ARTICLE 4: PERSONAL SERVICE AND NON-ASSIGNMENT

4.1. This Contract is an agreement relating to the provision of services by the Director personally. Therefore, the Director’s rights, interests, obligations, duties, etc. hereunder shall not be transferred, assigned or delegated to any third party (except the appointment in writing by the board of directors of the Company of any other director of the Company as proxy to attend a board meeting of the Company).

ARTICLE 5: OWNERSHIP AND RETURN OF PROPERTY

5.1. All property including, but not limited to, files, manuals, equipment, securities, and monies of any and all customers of the Company related to the provision of the Services that are, from time to time, in the possession or control of the Director will be, at all times, the exclusive property of the Company. The Director shall forthwith deliver all aforesaid property to the Company on the earlier of:

(a) the termination of this Agreement;

(b) upon the request, at any time, by the Company.

5.2. The Director agrees that upon termination of this Agreement, he shall at once deliver to the Company all books, manuals, reports, documents, records, effects, money, securities, whether in print or stored electronically, or other property belonging to the Company or for which the Company is liable to others which are in his possession, charge, control, or custody.

Director Service Agreement

ARTICLE 6: CONFIDENTIALITY

6.1. The Director acknowledges and agrees that the Company has certain confidential information which includes knowledge of trade secrets whether patented or not, computer programs, research and development data, testing and evaluation plans, business plans, opportunities, forecasts, products, strategies, proposals, suppliers, sales, manuals, work programs, financial and marketing information, customer lists or names, and information regarding customers, contracts and accounts of the Company whether printed, stored electronically, or provided verbally (the “Confidential Information”). Notwithstanding the foregoing, Confidential Information shall not include:

(a) information that has become generally available to the public other than as a result of a disclosure in breach of this Agreement;

(b) information that is lawfully received on a non-confidential basis by the Director from a source other than the Company or any of its respective subsidiaries, parent company, affiliates, directors, officers, employees, agents, advisors or other representatives and such source is not prohibited from transmitting or disclosing the data or information by reason of any contractual, legal or fiduciary obligation; or

(c) information that the Director must disclose pursuant to the requirements of law, provided that the Director provides prompt written notice to the Company of such required disclosure so that the Company may seek a protective order or other appropriate remedy or waive compliance with the requirements of this Agreement. In the event that such protective order or other remedy is not obtained, or the Company does not waive compliance with the requirements of this Agreement, the Director agrees to furnish only that portion of the information that he is advised by his legal counsel in writing that he is legally required to disclose and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information.

6.2. The Director acknowledges and agrees that the Confidential Information developed or acquired by the Company is among the Company’s most valuable assets and its value may be destroyed by dissemination or unauthorized use.

6.3. The Director agrees that he will treat as confidential and will not, without the prior written consent of a majority of the Company’s board of directors (excluding the Director in the event that the Director is a member of the board of directors), publish, release, disclose, or permit to be published, released or disclosed, either before or after the termination of this Agreement, any Confidential Information other than for the Company’s purposes and benefit.

6.4. The Director agrees that during the term of contract and for twelve (12) months thereafter, he will not use, directly or indirectly, any Confidential Information for his own benefit or for the benefit of any person competing or endeavoring to compete with the Company.

ARTICLE 7: CONFLICT AND NON-COMPETITION

7.1. Subject to Article 7.6 of this Agreement, the Director will not, during the Term, provide any service to any person where the performance of that service may or does, in the reasonable opinion of the Director or the actual knowledge of the Director, give rise to a conflict of interest between the obligations of the Director under this Agreement, and the obligations of the Director to such other person.

7.2. Subject to Article 7.6 of this Agreement, if the Director is asked by any person otherwise than pursuant to this Agreement, to perform a service the performance of which in the reasonable or actual opinion of the Director might result in the Director breaching Article 7.1, then the Director shall forthwith notify the Company’s board of directors of the particular circumstances and the Company’s board of directors will thereafter promptly determine and notify the Director whether or not the Director may, in light of those circumstances and Article 7.1, perform that service.

Director Service Agreement

7.3. Subject to Article 7.6 of this Agreement, the Director agrees that he will not, without the prior written consent of the Company, at any time within twelve (12) months following termination of this Agreement, on his own behalf, or on behalf of any person competing or endeavoring to compete with the Company, directly or indirectly solicit, endeavor to solicit, or seek to gain the custom of, canvass, or interfere with any person that

(a) is a customer of the Company as of the date of termination of this Agreement;

(b) was a customer of the Company at any time within twelve (12) months prior to the date of termination of this Agreement; or

(c) has been pursued as a prospective customer by or on behalf of the Company at any time within twelve (12) months prior to the date of termination of this Agreement, and in respect of whom the Company has not determined to cease all such pursuit.

7.4. The Director agrees and confirms that the restrictions in Article 7.3 are reasonable and waives all defences to the strict enforcement of them by the Company.

7.5. The Director agrees and confirms that Articles 7.3 (a), 7.3 (b), and 7.3 (c) are each separate and distinct covenants, severable one from the other, and if any such covenant or covenants are determined to be unenforceable in whole or in part, such unenforceability shall attach only to the covenant or covenants as determined, and all other such covenants shall continue in full force and effect.

ARTICLE 8: REMEDIES, ARBITRATION, AND VENUE

8.1. The parties each agree to make use of the facilities of Small Claims Court, a branch of the Superior Court of Justice in Ontario in connection with any claim, dispute or other matter in questions arising out of or relating to this Agreement or to a breach or alleging breach thereof will, unless the party bringing forward the claim, dispute or other matter reasonably believes that it represents an amount exceeding $10,000 in the lawful currency of Canada (or equivalent amount in foreign currency), in which case it will be referred to arbitration to be conducted by a single arbitrator under and in accordance with the terms of the most current version of the Province of Ontario Arbitration Act, S.O. 1991, c. 17, applying the substantive law of the Province of Ontario and the laws of Canada applicable therein, with the arbitrator’s decision to be final, conclusive and binding upon the parties. The parties agree that the dispute resolution procedures described in this Article 8.1 will be the sole and exclusive procedures for the resolution of any disputes which arise out of or are related to this Agreement.

ARTICLE 9: NOTICES

9.1. Any notice will be deemed delivered: (a) on the day of delivery in person; (b) one day after deposit with an overnight courier, fully prepaid; (c) on the date sent by facsimile transmission; (d) on the date sent by e-mail, if confirmed by registered mail (return receipt requested); or (e) four days after being sent by registered mail (return receipt requested).

9.2. Any notice permitted or required under the Agreement must be in writing and be sent to the following address, fax number or e-mail, or at such other reasonable address or fax number at which personal delivery may be effected of which a party may from time to time give notice.

9.3. Either party may, from time to time, advise the other party by notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified will, for the purposes of paragraph 9.1, be conclusively deemed to be the address of the party giving such notice.

Director Service Agreement

ARTICLE 10: OWNERSHIP OF WORK

10.1. The Director hereby assigns to the Company his entire right, title and interest in and to all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material, which may be conceived by the Director or developed or acquired by him during the Term of this Agreement, which may pertain directly or indirectly to the business of the Company or any of its subsidiaries, parent company, or affiliates (the “Work Product”). The Director agrees to disclose fully all such developments to the Company upon the request of the board of directors of the Company, its Chief Executive Officer, or its Chief Financial Officer, which disclosure shall be made in writing promptly following any such request. The Director shall, upon the request of the Company, its Chief Executive Officer, or its Chief Financial Officer, execute, acknowledge and deliver to the Company all instruments and do all other acts which are necessary or desirable to enable the Company or any of its subsidiaries to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks and copyrights in all countries in connection with any component of the Work Product.

10.2. The Director agrees to assign, on an ongoing basis throughout the Term of the Agreement, exclusively to the Company in perpetuity, all right, title and interest of any kind whatsoever, in and to the Work Product, including any and all copyrights thereto (and the exclusive right to register copyrights). Accordingly, all rights in and to the Work Product, including any materials derived therefrom or based thereon and regardless of whether any such Work Product is actually used by the Company, shall from its creation be owned exclusively by the Company, and the Director will not have or claim to have any rights of any kind whatsoever in such Work Product. Without limiting the generality of the foregoing, Director will not make any use of any of the Work Product in any manner whatsoever without the Company’s prior written consent, which may be withheld at the sole discretion of the Company.

ARTICLE 11: GENERAL

11.1. Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to all matters herein, and there are no other agreements in connection with this subject matter except as specifically set forth or referred to in this Agreement. This Agreement supersedes any and all prior agreements and understandings relating to the subject matter. Both parties acknowledge that neither of the parties has been induced to enter into this Agreement by any representation or writing not incorporated into this Agreement.

11.2. Governing Law. This Agreement will in all respects be governed exclusively by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and will be treated in all respects as a Province of Ontario contract.

11.3. Amendments. This Agreement may only be amended if such amendment is confirmed in writing by both parties.

11.4. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one and the same original document. Each party may deliver a counterpart signature page by facsimile transmission.

11.5. Severability. If any portion of this Agreement is declared invalid or unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity or enforceability of any other covenant or provisions herein, and such unenforceable portion shall be severed from the remainder of the Agreement.

Director Service Agreement

11.6. Waivers. A waiver of any default, breach, or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver will be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. Any waiver by a party of any default, breach or non-compliance under this Agreement will not operate as a waiver of that party’s right under this Agreement in respect of any continuing or subsequent default, breach or non-observance.

11.7. Headings. The headings used in this Agreement are for the convenience of reference only and do not form part of or affect the interpretation of this Agreement.

11.8. Schedules. Any Schedules to this Agreement are an integral part of this Agreement as if set out at length in the body of this Agreement.

11.9. Conflict. In the event that there is a conflict or inconsistency between the wording of any of this Agreement and any Schedule, the Schedule shall govern.

11.10. Further Assurances. The parties agree to do all such other things and to take all such other actions as may be necessary or desirable to give full effect to the terms of this Agreement.

11.11. Number and Gender. Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

11.12. “Person”. In this Agreement, the term “person” is to be broadly interpreted and includes an individual, a corporation, a partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof, or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity;

11.13. Statute. Any reference to a statute in this Agreement, whether or not that statute has been defined or cited, includes all regulations made under it, any amendments made to it and in force, and any statute passed in replacement of or in substitution for it.

*    *    *    *    *

IN WITNESS WHEREOF the parties have duly executed this Agreement by signing below as of the Effective Date.

Portlogic Systems Inc.

Bruce Maschmeyer

/s/ Jueane Thiessen

/s/ Bruce Mashmeyer

(Authorized signature)

Name: Jueane Thiessen

Title:   Chief Financial Officer & Director

Director Service Agreement

Schedule ‘A’

Services

The Director is engaged as a director of the Company and shall perform the following services:

1. Normal director responsibilities. Carry out and assume all responsibilities of a director of the Company as required by Nevada law and other applicable law, the Company’s Articles of Incorporation (as amended), the Company’s Bylaws (as amended), the Company’s Code of Ethics (as amended), resolutions adopted by the directors or shareholders of the Company, and other regulations and internal rules relating to the directors of the Company;

2. Attending Meetings. Use best efforts to attend scheduled meetings of Company's board of directors and meetings of the Company’s shareholders, in telephone or in person;

3. Acting as a Fiduciary. Represent the shareholders and the interests of Company as a fiduciary;

4. Participating. Participate as a full voting member of Company's board of directors in setting overall objectives; reviewing, discussing, and approving plans and programs of operation; formulating general policies; offering advice and counsel; serving on Board Committees as required by a majority of the board of directors; reviewing management performance; participating in the appointment and removal of officers of the Company; participating in disclosure of Company information in accordance with the securities regulations of the United States and elsewhere as applicable; and reviewing internal and external financial and disclosure controls and procedures; and

5. Informing. Fully inform the Company’s board of directors, upon request from time to time, of the matters and things done, and to be done, by the Director in connection with the provision of the Services and, if so requested by the board of directors, submit such information in writing to the board of directors in a timely manner.

Compensation

The Compensation payable to the Director for provision of the Services shall be as follows:

a) Cash

• $5,000.00 in the lawful currency of the United States

b) Stock

• The Company hereby grants Twenty Thousand shares of Restricted Stock Units (RSUs). The RSUs will vest on a schedule to be determined by the Company, and are subject to the twelve (12) month waiting period from the time of issue for restricted stock required by the United States Securities and Exchange Commission Rule 144 which is an amendment to the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). The RSUs will be granted as follows:

•

Ten Thousand as of the Effective Date

•

Ten Thousand six months following the Effective Date

Director Service Agreement